WINTHROP MUTUAL FUNDS
                        140 BROADWAY, NEW YORK NY 10005


     This report is signed on behalf of the registrant (or depositor or trustee) in the City of New York on this 28th day of December, 1995.


                                                Winthrop Opportunity Funds
                                                --------------------------
                                                (Name of registrant,
                                                depositor or trustee)


Witness: /s/ Brian Kammerer             By: /s/ Martin Jaffe
        ---------------------------        -------------------------------
        Brian Kammerer                     Martin Jaffe
        Assistant Treasurer                Treasurer